UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2007

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 14, 2007, Ampex Corporation (the “Company”) received notice from Nasdaq that the Company no longer complies with Nasdaq’s independent director requirement as set forth in Marketplace Rule 4350. Rule 4350 requires that a majority of the Company’s Board of Directors be comprised of independent directors. The Company previously reported this non-compliance in its Form 8-K filed on May 29, 2007. As previously reported, the Company’s Board concluded that one of its directors no longer qualified as independent by virtue of his affiliation with an entity with which the Company has recently entered into an agreement.

Nasdaq has provided the Company a cure period in order to regain compliance, which will expire on the earlier of May 29, 2008 or the date of the Company’s next Annual Meeting of Stockholders, which the Company currently anticipates will be held on or about May 16, 2008. The Company’s Board, Nominating and Corporate Governance Committee and management are currently engaged in discussions with prospective independent directors, and expect to select an appropriate candidate well within the time frame granted by Nasdaq to regain compliance.

On June 18, the Company announced the foregoing information. A copy of the Company’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Ampex Corporation dated June 18, 2007.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Ramon C.H. Venema
Ramon C.H. Venema
Vice President

Date: June 18, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release of Ampex Corporation dated June 18, 2007.

*	Filed herewith.